Exhibit 32.1
Written Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer of Colonial Properties Trust, the general partner of Colonial Realty Limited Partnership, hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-Q of Colonial Realty Limited Partnership for the quarter ended March 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Realty Limited Partnership.

By:	/s/	C. Reynolds Thompson, III

C. Reynolds Thompson, III
Chief Executive Officer of Colonial Properties Trust,
the general partner of Colonial Realty Limited
Partnership

May 10, 2006

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